SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                             _______________________


                                    FORM 8-K

                             _______________________


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): December 18, 2003

                    The Interpublic Group of Companies, Inc.
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               (Exact Name of Registrant as Specified in Charter)


             Delaware                    1-6686                13-1024020
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   (State or Other Jurisdiction     (Commission File          (IRS Employer
         of Incorporation)               Number)           Identification No.)

    1271 Avenue of the Americas, New York, New York               10020
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        (Address of Principal Executive Offices)               (Zip Code)


      Registrant's telephone number, including area code: 212-399-8000
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        (Former Name or Former Address, if Changed Since Last Report)

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Item 5.  Other Events and Regulation FD Disclosure.

On December 18, 2003, Modem Media, Inc. ("Modem Media") issued a press release, attached hereto as Exhibit 99.1, announcing it had priced 9,700,000 shares at $5.75 per share in an underwritten public offering of Modem Media common stock by The Interpublic Group of Companies, Inc. and two other Modem Media shareholders. Interpublic is offering 9,500,000 shares in the offering, and has granted the underwriters the right to purchase up to an additional 1,455,000 shares to cover over-allotments. If the over-allotment option is exercised in full, Interpublic will continue to own approximately 148,000 shares of Modem Media common stock.

Item 7.  Financial Statements and Exhibits.

         Exhibit 99.1:  Press Release of Modem Media, dated December 18, 2003.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   THE INTERPUBLIC GROUP OF
                                                      COMPANIES, INC.


Date: December 18, 2003                            By: /s/ Nicholas J. Camera
                                                       -------------------------
                                                       Nicholas J. Camera
                                                       Senior Vice President,
                                                       General Counsel and
                                                       Secretary